INVERSE DOW 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Face

Market

Amount

Value

REPURCHASE AGREEMENTS

102.0%

Collateralized by U.S. Treasury

Obligations

UBS, Inc. issued 03/31/08 at

1.29% due 04/01/08

$ 36,305,321 $

36,305,321

Lehman Brothers Holdings,

Inc. issued 03/31/08 at 1.15%

due 04/01/08†

8,162,686

________

8,162,686

Total Repurchase Agreements

(Cost $44,468,007)

________

44,468,007

Total Investments 102.0%

(Cost $44,468,007)

$

_________

44,468,007

Liabilities in Excess of Other

Assets – (2.0)%

$

_________

(873,968)

Net Assets – 100.0%

$

43,594,039

Unrealized

Contracts

Loss

Futures Contracts Sold Short

June 2008 Dow Jones Industrial

Average Index Mini Futures

Contracts

(Aggregate Market Value of

Contracts $8,393,990)

137 $

(35,339)

Units

Equity Index Swap Agreement Sold Short

June 2008 Dow Jones Industrial

Average Index Swap,

Terminating 06/13/08*

(Notional Market Value

$79,225,020)

6,461 $

________

(404,039)

*

Price Return based on Dow Jones Industrial Average Index +/-

financing at a variable rate.

†

All or a portion of this security is pledged as equity index swap collateral at March 31, 2008.

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